Exhibit 10.3

BioNano Genomics, Inc.

Amended and Restated 2006 Equity Compensation Plan

NOTICE OF STOCK OPTION GRANT

[Optionholder name and address]

You have been granted an option to purchase COMMON Stock of BioNano Genomics, Inc. (the “Company”) as follows:

Board Approval Date:

Grant ID:

Grant Date:

Vesting Start Date:

Total Number of Shares Granted:

Exercise Price Per Share:	$

Total Exercise Price:	$

Expiration Date:

Type of Option Grant:	Nonstatutory Stock Option (NSO)

Vesting Schedule:

Exercise Schedule:

Termination Period:	The vested shares of this Option may be exercised after termination of your continuous service as an Employee, Key Advisor or member of the Board (“Continuous Service Status”) except as set out the Option Agreement (but in no event later than the Expiration Date specified in Section 2 of the Option Agreement). Optionee is responsible for keeping track of these exercise periods following termination for any reason of his or her service relationship with the Company. The Company will not provide further notice of such periods.

Exercise Payment Methods

By one or a combination of the following items (described in the Option Agreement):

By cash or check

Pursuant to a Regulation T Program promulgated by the U.S. Federal Reserve Board if the shares are publicly traded

Transferability:	This Option may not be transferred.

By clicking the “ACCEPT” button below, you and the Company agree that this option is granted under and governed by the terms and conditions of the BioNano Genomics, Inc. Amended and Restated 2006 Equity Compensation Plan (the “Plan”), the Option Agreement and any ancillary documents, all of which you can access through a link from this Notice of Grant and made a part of this document. Before you may electronically sign this Notice of Grant, you must click on and review the linked Plan, Option Agreement and any ancillary documents. PLEASE BE SURE TO READ THE OPTION AGREEMENT, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION, INCLUDING INFORMATION CONCERNING CANCELLATION AND TERMINATION OF THIS OPTION.

PLEASE SEE NEXT PAGE OF THIS 2 PAGE NOTICE

Choice # 3 (continued)

By clicking the “ACCEPT” button below, you agree to the following:

I acknowledge and agree that:

(a)    I have been able to access and view the Notice of Grant, the Plan, the Option Agreement and understand that all rights and obligations with respect to these Shares are set forth in the Notice of Grant, the Plan and the Option Agreement;

(b)    I agree to all terms and conditions contained in the Notice of Grant, the Plan and the Option Agreement;

(c)    as of the date hereof, the Notice of Grant, the Plan and the Option Agreement set forth the entire understanding between the Company and me regarding the acquisition of the Shares and supersedes all prior oral and written agreements with respect thereto;

(d)    the exercise of this Option shall be conditional on me entering into a Joint Election with my employer in such form as approved by HM Revenue & Customs for the transfer of any liability to employer’s Class 1 National Insurance contributions which may arise in respect of my Option;

(e)    my rights to any Shares underlying the Option will be earned only as I provide services to the Company over time, that the grant of the Option is not as consideration for services I rendered to the Company prior to my Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon me any right to continue my Continuous Service Status with the Company for any period of time, nor does it interfere in any way with my right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause; and

(f)    I consent to receive the Notice of Grant, the Plan, the Option Agreement and any other ancillary documents by electronic delivery and to participate in the Plan through an on line or electronic system established and maintained by the Company or another third party designated by the Company.

It is recommended that you print a copy of your Grant Notice and all documents linked to this page for your records.

BioNano Genomics, Inc.

Chief Financial Officer

BIONANO GENOMICS, INC.

AMENDED AND RESTATED

2006 EQUITY COMPENSATION PLAN

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONQUALIFIED STOCK OPTION GRANT)

The BioNano Genomics, Inc. Amended and Restated 2006 Equity Compensation Plan (the “Plan”) provides for the grant of stock options to purchase shares of common stock of BioNano Genomics, Inc. (the “Company”).

Pursuant to a Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (together with the Grant Notice, the “Grant Instrument”), the Company has granted the Grantee (as indicated on the Grant Notice) an option (the “Option”) under its Plan to purchase the number of shares of the Company’s common stock indicated in the Grant Notice (the “Shares”) at the exercise price indicated in the Grant Notice. The Option is granted as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

Provided the Grantee timely and properly accepts the Grant Notice in accordance with the terms set forth therein, the Option is effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). By accepting the Grant Notice, the Grantee agrees to be bound by the terms of the Grant Instrument and the Plan and further agrees that all the decisions and determinations of the Board pursuant to the Plan shall be final and binding.

If there is any conflict between the terms in the Grant Instrument and the terms of the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of the Option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.    Vesting and Exercise of Option.

(a)    The Option shall generally become exercisable pursuant to the vesting schedule set forth on the Grant Notice, provided that the Grantee continues to be employed by, or providing service to, the Employer (as defined in the Plan) as an Employee, Key Advisor or member of the Board on the applicable vesting date. If the vesting would produce fractional Shares, the number of Shares for which the Option becomes vested shall be rounded down to the nearest whole Share.

(b)    If permitted in your Grant Notice and subject to the provisions of the Option, Grantee may elect at any time that is both (i) during the period of time Grantee continues to be employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board and (ii) during the term of the Option, to exercise all or part of the Option, including the unvested portion of the Option; provided, however, that:

(i)    a partial exercise of the Option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(ii)    any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement and the Plan;

(iii)    Grantee will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(iv)    if the Option is an incentive stock option (an “Incentive Stock Option”) under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which the Option plus all other Incentive Stock Options Grantee holds are exercisable for the first time by Grantee during any calendar year (under all plans of the Company and its affiliates) exceeds one hundred thousand dollars ($100,000), the Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonqualified Stock Options.

2.    Term of Option.

(a)    The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)    The Option shall automatically terminate upon the happening of the first of the following events:

(i)    The expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability (as defined in the Plan), death or Cause (as defined in the Plan).

(ii)    The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability.

(iii)    The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the Grantee ceases to be so employed or provide services on account of a termination described in subparagraph (i) above.

(iv)    The date on which the Grantee ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Employer shall immediately terminate.

3.    Exercise Procedures.

(a)    Subject to the provisions of Paragraphs 1 and 2 above, the Grantee may exercise part or all of the exercisable Option by giving the Company notice of intent to exercise by (i) delivering a notice of exercise in such form designated by the Company (or a third party designated by the Company, if applicable) (the “Exercise Notice”) or completing such other document and/or procedures designated by the Company for exercise, specifying the number of Shares as to which the Option is to be exercised and the method of payment and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator or such other person as the Company may designate, together with such additional documents as the Company may then require. Payment of the exercise price shall be made in accordance with procedures established by the Board from time to time based on type of payment being made but, in any event, prior to issuance of the Shares. The Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Board, by delivering Shares of the Company, which shall be valued at their Fair Market Value (as defined in the Plan) on the date of delivery, or by attestation (on a form prescribed by the Board) to ownership of Shares having a Fair Market Value on the date of exercise equal to the exercise price, (iii) after a Public Offering (as defined by the Plan), by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Board may approve. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares to exercise the Option.

(b)    The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate.

(c)    All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Board approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

4.    Designation as Incentive Stock Option. If the Grant Notice indicates this Option is an Incentive Stock Option, the following provisions shall apply.

(a)    If the aggregate fair market value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of section 422. If and to the extent that the Option fails to qualify as an Incentive Stock Option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

(b)    The Grantee understands that favorable Incentive Stock Option tax treatment is available only if the Option is exercised while the Grantee is an employee of the Company or a parent or subsidiary of the Company or within a period of time specified in the Code after the Grantee ceases to be an employee. The Grantee understands that the Grantee is responsible for the income tax consequences of the Option, and, among other tax consequences, the Grantee understands that he or she may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised. The Grantee will consult with his or her tax adviser regarding the tax consequences of the Option.

(c)    The Grantee agrees that the Grantee shall immediately notify the Company in writing if the Grantee sells or otherwise disposes of any Shares acquired upon the exercise of the Option and such sale or other disposition occurs on or before the later of (i) two years after the Date of Grant or (ii) one year after the exercise of the Option. The Grantee also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.

5.    Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

6.    Right of First Refusal; Repurchase Right; Stockholder’s Agreement. As a condition of receiving this Option, the Grantee hereby agrees that all Shares issued under the Plan shall be subject to a right of first refusal and repurchase right as described in the Plan, and the Board may require that the Grantee (or other person exercising the Option) execute a stockholder’s agreement, in such form as the Board determines, with respect to all Shares issued upon the exercise of the Option before a Public Offering.

7.    Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee’s lifetime. After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement. If the Option is not an Incentive

Stock Option, the foregoing provisions of this section shall apply, except as the Board otherwise permits pursuant to the Plan. Notwithstanding the foregoing, if the Option is a nonnqualified stock option, the foregoing provisions of this section shall apply, except to the extent the Board otherwise permits pursuant to the Plan.

8.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.    No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

10.    No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11.    Assignment and Transfers. The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent. Notwithstanding the foregoing, if the Option is a nonnqualified stock option, the foregoing provisions of this section shall apply, except to the extent the Board otherwise permits pursuant to the Plan.

12.    Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company’s corporate headquarters, and any notice to the Grantee shall be addressed to such

Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Option by electronic means or to request Grantee’s consent to participate in the Plan by electronic means. By accepting this Option, Grantee consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

BIONANOMATRIX, INC

AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN

Notice of Stock Option Exercise

To:	Lorraine LoPresti, VP - Finance & Administration, CFO
From:	Name:
Social Security Number:
Address:

Date:	, , (Original exercise notice is in the form of an email dated,
, , , which is attached hereto)

1. Exercise

I hereby elect to exercise the following option (the “Option”) under the BioNanomatrix, Inc. Amended and Restated 2006 Equity Compensation Plan (the “Plan”):

Date of Option:

Exercise Price: $

The Option is:

☐    an incentive stock option

☐    a nonqualified stock option

2.	Payment

I hereby elect to exercise the Option as set forth below.

(a)	Number of shares being purchased:

(b)	Total exercise price to be paid

	(per share exercise price multiplied by the number of shares being purchased):	$

(c)	Payment is made in:

	Cash:	$

Shares of Company stock equal to the exercise price:

If shares of Company stock that I currently hold are being used to exercise the Option, a fully executed Attestation to Ownership is attached.

3.	Tax Withholding For Nonqualified Options Only

I elect to have any withholding tax obligations resulting from the exercise of the Option satisfied as follows:

☐	Check to be given to the Company on the date of exercise.	Approximately $

☐	Share withholding, not to exceed minimum applicable withholding amount.	Approximately shares

4.	Representations and Agreements

I hereby represent and agree as follows:

(a)	I am acquiring the shares underlying the Option solely for investment purposes, with no present intention of distributing or reselling any of the shares or any interest therein. I acknowledge that the shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). I am aware of the limitations under the Securities Act and under the Plan relating to a subsequent sale, transfer, pledge or other assignment or encumbrance of the shares. I acknowledge that the shares must be held indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(b)	Except as required by the Option grant agreement, I will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the shares underlying the Option unless the shares are registered under the Securities Act or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act. I realize that there is no public market for the shares underlying the Option, that no market may ever develop for them, and that they have not been approved or disapproved by any governmental agency.

(c)	In the event of an initial public offering of the Company’s stock, I will not sell or otherwise transfer or dispose of the shares of Company stock to be issued pursuant to the exercise of the Option for a period specified by the representatives of the underwriters of the Company stock, which generally shall not exceed 180 days following the effective date of the initial registration statement of the Company filed under the Securities Act.

(d)	I hereby acknowledge that the shares of Company stock that I receive upon the exercise of the Option are subject to the Company’s right of first refusal and repurchase rights as set forth in the Plan, and other restrictions set forth in the Plan and the Option grant agreement, and that the Company may require me to execute a stockholder’s agreement with respect to Company stock issued pursuant to the exercise of the Option.

Grantee

Date:

Received and Accepted by the Company
BioNanomatrix, Inc.

Date:	By:

Attestation to Ownership of

Company Common Stock

Pursuant to the Notice of Stock Option Exercise that I have submitted to BioNanomatrix, Inc. (the “Company”) dated                     , I am electing to pay the exercise price for the option shares by attesting to ownership of the shares listed below, and I hereby tender such shares in payment thereof. I hereby certify that:

1.	I beneficially own shares of Company common stock (the “Swap Shares”) as of the date hereof. These Swap Shares are:

[ ]	Held in my name individually and a photocopy of the stock certificate evidencing my ownership is attached.

[ ]	Held in a brokerage account in my name. A photocopy of a brokerage statement of this account, dated within the preceding 15-day period and showing evidence of ownership of the Swap Shares, is attached. (The Grantee may black out information not relevant to Company stock ownership on the account statement.)

2.	The Swap Shares are held by me as described above and are not held for my benefit by a trustee or custodian in an IRA account or in any other type of employee benefit or tax deferral plan. The Swap Shares are not subject to any liens, claims or encumbrances.

3.	The Swap Shares have been owned by me as described above for at least six months and have not been used or acquired in a stock-for-stock swap transaction within the preceding six months.

Date	Signature of Grantee

Date	Witness